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Exhibit 23.2

Independent Accountants' Consent

The Board of Directors
Cardinal Financial Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus and Registration Statement.

                      /s/ KPMG LLP

McLean, Virginia
November 20, 2003

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  Exhibit 23.2
Independent Accountants' Consent